UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event): October 12, 2006
INTER-TEL (DELAWARE), INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10211	86-0220994

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1615 S. 52nd Street, Tempe, Arizona	85281

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 22, 2006, Mr. Norman Stout replaced Mr. Steven Mihaylo as Inter-Tel (Delaware), Incorporated’s (the “Company’s”) Chief Executive Officer, with the understanding that Mr. Stout would be offered a written employment agreement with the Company. The Board delegated to the Compensation Committee the responsibility to develop the terms and conditions of the employment agreement, in consultation with the Compensation Committee’s compensation consultant. After discussing various terms and approaches with its compensation consultant and the Company’s legal advisors, the Compensation Committee members discussed and unanimously approved the material terms of a proposed employment agreement for Mr. Stout at a meeting of the Compensation Committee held on July 27, 2006. The proposed terms were then presented to the entire Board of Directors at its regular meeting on July 28, 2006. The Board met in executive session (without Mr. Stout) to consider the proposed terms of the employment agreement. Thereafter, the Board approved the terms of the employment agreement. The Board then delegated to Mr. Robert Anderson, in his capacity as Chairman of the Compensation Committee, the authority to negotiate and finalize an employment agreement with Mr. Stout. Mr. Anderson and Mr. Stout finalized and executed the employment agreement on October 12, 2006.
     Pursuant to the employment agreement, Mr. Stout is employed by the Company as Chief Executive Officer until August 1, 2009, unless the agreement is earlier terminated. During the term of the agreement, Mr. Stout is employed at his current annual salary of $400,000 per year (“Base Salary”) and is entitled to participate in any bonus or incentive plans made available by the Board to senior management and any benefit plans applicable to senior executives. If Mr. Stout terminates his employment for good reason or Mr. Stout is terminated by the Company without cause, Mr. Stout will receive a severance payment equal to his Base Salary (at the date of termination) for a period of 12 months or the remainder of the term of the agreement, whichever is longer. Alternately, if Mr. Stout is terminated without cause or Mr. Stout terminates his employment for good reason, within 90 days prior to a change of control or within 24 months following a change of control, then Mr. Stout will receive, among other things, (i) a lump-sum payment equal to his Base Salary (at termination or immediately prior to the change of control, whichever is greater) multiplied by 2.99 and (ii) a lump sum payment equal to the average annual bonus earned by him for the preceding five fiscal years, multiplied by 2.99. The terms “good reason”, “cause”, and “change of control” are defined in the agreement. Mr. Stout is subject to restrictive covenants in the agreement, including an 18-month non-competition and non-solicitation period following termination of his employment for any reason, and a perpetual confidentiality agreement.
     The employment agreement also supersedes Mr. Stout’s previous Tier 1 Key Employee Change of Control Severance Agreement. Under that agreement, if Mr. Stout’s employment terminated in connection with a change of control, Mr. Stout was entitled to receive a lump sum severance payment equal to twenty four (24) months of his annual base salary and one hundred percent (100%) of his earned and unpaid bonus as of the date of termination.
     The preceding summary of Mr. Stout’s employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1. and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 10.1	Employment Agreement dated October 12, 2006 between Inter-Tel (Delaware), Incorporated and Norman Stout

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inter-Tel (Delaware), Incorporated

Date: October 16, 2006	By:	/s/ Norman Stout

Signature

Norman Stout, Chief Executive Officer

Name/Title

Exhibit Index

Exhibit 10.1	Employment agreement between the Company and Mr. Stout, dated October 12, 2006